Exhibit 21.1



                   Subsidiaries of Cable Michigan, Inc.


                                             Jurisdiction of
                                            Incorporation or
Subsidiary                                    Organization
----------                                  ----------------
Mercom, Inc. (61.92%)                              DE

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